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                                                                   EXHIBIT 17.1


                               FORM OF PROXY CARD

                         VAN KAMPEN SELECT GROWTH FUND

                        SPECIAL MEETING OF SHAREHOLDERS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


     The undersigned holder of common shares of beneficial interest, par value $0.01 per share (the "Shares"), of VAN KAMPEN SELECT GROWTH FUND, hereby appoints John L. Sullivan, Elizabeth A. Nelson, Lou Anne McInnis and Elisa Mitchell, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of shareholders to be held at the offices of Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181, on March 4, 2008 at 9:30 a.m. central time, and any and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.

If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Account No.         No. of Shares            Class of Shares          Proxy No.

FOR       AGAINST     ABSTAIN    The proposal to approve the Agreement and Plan of Reorganization pursuant to
----      -------     -------    which Van Kampen Select Growth Fund would (i) transfer all of its assets and liabilities
----      -------     -------    to Van Kampen Equity Growth Fund in exchange solely for Class A, B, C and I Shares of Van
                                 Kampen Equity Growth Fund,(ii) distribute such Class A, B, C and I Shares to its shareholders and (iii) be dissolved.

     The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Prospectus/Proxy Statement for the Special Meeting to be held on March 4, 2008 at 9:30 a.m. central time. Please sign this Proxy exactly as your name or names appear on the books of Van Kampen Select Growth Fund. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.



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Shareholder signature                        Date



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Co-owner signature (if applicable)           Date